OHR PHARMACEUTICAL, INC 8-K

Exhibit 99.1

Ohr Pharmaceutical Announces Reverse Stock Split to be Effective February 4, 2019

Previously announced merger with NeuBase Therapeutics remains on track

NEW YORK, January 23, 2019 (GLOBE NEWSWIRE) -- Ohr Pharmaceutical, Inc. (“Ohr” or the “Company”) (Nasdaq: OHRP) announced today that its board of directors has determined to effect a one-for-twenty reverse stock split of the Company's common stock, par value $0.0001 per share. The Company's stockholders approved the reverse stock split at the Company's special meeting of shareholders held on January 18, 2019. The Company's common stock is expected to commence trading on a post-reverse stock split basis on February 4, 2019.

“This reverse stock split will help us maintain our NASDAQ listing while we move forward with the process to complete our previously announced merger with NeuBase Therapeutics,” said Jason Slakter, M.D., chief executive officer of Ohr Pharmaceutical. “NeuBase’s next generation gene silencing platform has broad therapeutic potential, and we believe the proposed merger provides an excellent opportunity to create value for our stockholders with a science-driven company working to transform the paradigm for treating rare genetic diseases.”

The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq Capital Market and does not have an impact on the proposed share allocation for the planned merger with NeuBase. The new CUSIP number for the common stock following the reverse split will be 67778H309.

On January 18, 2019, the holders of a majority of the Company's outstanding shares of common stock approved the reverse stock split and gave the Board discretionary authority to select a ratio for the split ranging from one-for-three to one-for-twenty. The Board approved the reverse stock split on a one-for-twenty ratio on January 18, 2019.

The reverse stock split will affect all issued and outstanding shares of the Company’s common stock, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split will reduce the number of shares of common stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the reverse split and correspondingly increase the respective exercise prices. The par value of the Company’s common stock will remain unchanged at $0.0001 per share after the reverse stock split. The reverse stock split will not change the authorized number of shares of the Company’s common stock. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split results in some stockholders owning a fractional share. No fractional shares will be issued as a result of the reverse split as any fractional shares resulting from the reverse split will be rounded up to the nearest whole share on a per stockholder basis.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 56.5 million to approximately 2.8 million.

Standard Registrar and Transfer Company, Inc., is acting as the exchange agent and transfer agent for the reverse stock split. Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions.

Proposed Merger Agreement with NeuBase Therapeutics, Inc.

On January 3, 2019, Ohr announced entering into a definitive merger agreement with NeuBase Therapeutics, Inc. (“NeuBase”), under which the stockholders of NeuBase would become the majority holders of the combined company. The proposed merger will create a public company focused on advancing NeuBase’s peptide-nucleic acid (PNA) antisense oligonucleotide (PATrOL™) technology platform for the development of therapies to address severe and currently untreatable diseases caused by genetic mutations. The proposed transaction has been approved by the board of directors of both companies.

On a pro forma basis and based upon the number of shares of Ohr common stock to be issued in the merger, current Ohr stockholders will own approximately 20% of the combined company and NeuBase stockholders will own approximately 80% of the combined company, after accounting for the additional NeuBase financing transaction. The actual allocation will be subject to adjustment based on Ohr’s and NeuBase’s cash balance at the time of closing and the amount of the additional financing consummated by NeuBase at or before the closing of the merger. Certain members and affiliates of the board of directors and management of Ohr and NeuBase have indicated an intent to invest in the additional NeuBase financing transaction.

The merger is subject to the approval of Ohr shareholders at a special meeting of shareholders, which is expected to occur in the first half of 2019, along with the satisfaction or waiver of other customary conditions. This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a prospectus, joint proxy and information statement. Investors and security holders of the Company and NeuBase are urged to read these materials when they become available because they will contain important information about the Company, NeuBase and the Merger. The joint proxy statement, information statement, prospectus, and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Ohr Pharmaceutical, Inc., 800 Third Avenue, 11th Floor, New York, NY, Attention: Corporate Secretary. Investors and security holders are urged to read the joint proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers and NeuBase and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the joint proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018 and the proxy statement for the Company’s 2018 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site (www.sec.gov) and from the Company, Attn: Corporate Secretary, at the address described above.

About NeuBase Therapeutics

NeuBase Therapeutics, Inc. is developing its modular peptide-nucleic acid antisense oligonucleotide (PATrOL™) platform to address genetic diseases caused by mutant proteins with a single, cohesive approach. The systemically-deliverable PATrOL therapies have the potential to improve upon current gene silencing treatments by combining the advantages of synthetic approaches with the precision of antisense technologies. NeuBase will use its platform to address repeat expansion disorders, with an initial focus on Huntington’s Disease and Myotonic Dystrophy, as well as other dominant genetic disorders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements include, among other things, statements regarding the structure, timing and completion of the proposed merger; the combined company's listing on Nasdaq upon the closing of the proposed merger; the financial position and cash balance of the combined company; expectations regarding ownership structure of the combined company; the future operations of the combined company and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; that the proposed merger will close and will enable the combined company to participate in the possible success of the combined company’s product candidates; that the product candidates have the potential to address critical unmet needs of patients with serious diseases and conditions; and the executive and board structure of the combined company.  These forward-looking statements are distinguished by use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission (the "SEC"), may cause our actual results to differ from those expressed in forward-looking statements.

Ohr and the combined company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on Ohr’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Ohr or the combined company could differ materially from those described in or implied by the statements in this press release, including: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain shareholder approval for the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Ohr and NeuBase to consummate the transaction; risks related to the combined company’s ability to correctly manage its operating expenses and its expenses; risks related to the market price of Ohr’s common stock relative to the exchange ratio; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger transaction; combined company’s plans to develop and commercialize its product candidates, including NT0100 and NT0200; the timing of initiation of combined company’s planned clinical trials; the timing of the availability of data from combined company’s clinical trials; the timing of any planned investigational new drug application or new drug application; combined company’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of combined company’s product candidates; combined company’s commercialization, marketing and manufacturing capabilities and strategy; the combined company’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risks discussed under the heading "Risk Factors" in Ohr’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and in any subsequent filings with the SEC. Except as otherwise required by law, Ohr disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact:
Dan Ferry
Managing Director
LifeSci Advisors, LLC
Daniel@lifesciadvisors.com
OP: (617) 535-7746

NeuBase Media Contact:
Cait Williamson, Ph.D.
LifeSci Public Relations
cait@lifescipublicrelations.com
OP: (646) 751-4366

Ohr Pharmaceutical Contact:
Investor Relations
OP: 212-682-8452
ir@ohrpharmaceutical.com